Summit
COMMUNITY BANK
www.mysummit.com

Service Beyond Expectations

November 28, 2017

Smith-Midland Corporation
PO Box 300
Midland, VA 22728

To Whom It May Concern;

*****This revised Commitment replaces the original Commitment dated 10-06-2017*****

Summit Community Bank (SCB or the Bank) is pleased to offer its commitment to make the following loan to Smith Midland Corporation (Borrower): This letter does not set forth all the terms and conditions of the loan offered herein. Rather, it is only an outline, in summary format, of the major points of understanding which shall be the basis of the final Loan Documentation (all of which are collectively referred to as the Loan Documents) which shall be drafted by the Bank. The date on which the last of the Loan Documents is executed is hereinafter referred to as the "Closing Date".

PURPOSE: Renew existing Guidance Line #523569 used to purchase Business equipment

BORROWER: Smith Midland Corporation

LENDER: Summit Community Bank (SCB or the Bank)

AMOUNT: Maximum amount of $1,500,000.00

TERMS AND REPAYMENT:

1. Loans will have a term of 60 months/5years with principal and interest payments due each month.
2. An invoice for each purchase must be submitted and loans will be limited to 80% of the cost of the equipment
3. Loans will have a separate Note and Security Agreement.
4. There will be a $250.00 processing fee for each loan.
5. A late charge of 5.00% of the payment amount with a minimum of $30.00 and a maximum of $1,000.00 will be assessed if a payment is made more than 7 days after it is due.
6. This Guidance Line will expire 12 months from the date of this Commitment Letter. Once this Guidance Line matures new loans will not be permitted unless this Guidance Line is renewed.

INTEREST RATE OPTIONS: The interest rate on the loans will be equal to the Wall Street Journal Prime rate + .50%. The rate on each note will be fixed at the equivalent of the rate above at the time the note is signed.

All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

PREPAYMENT: Prepayment may be made at any time without penalty and in inverse order of maturity.

COVENANTS:

1. Corporate annual (FYE) audited financial statements or 10K within 90 days of its year-end.
2. Corporate quarterly audited financial statements or 10Q within 45 days after the close of its quarter.
3. Monthly A/R gaining and inventory reports within 30 days of the close of each month
4. Annual capital expenditures exceeding $3,500,000.00 must be approved by the bank through the end of year 2017, then reduces to the original amount of $1,500,000.00 per year.
5. Any acquisition must be approved by the bank prior to funding such acquisition.
6. No additional financing by any other lender shall be secured by any lien on the collateral without prior written consent of the bank (except leased equipment).
7. Must maintain a minimum tangible equity of $5.0 Million

CLOSING FEES AND EXPENSES: There shall be a processing fee of $500.00 payable to SCB upon your acceptance of this loan commitment. In addition, Borrower shall pay any and all bank's attorney's and related legal fees, recording fees, documentary, stamps, lender's title insurance premiums, intangible taxes, appraisal fees, surveys (if required) and other costs incurred by the Bank in connection with the making, documenting and closing of the loans. SCB shall not be obligated to pay any premium or other charge, or any brokerage fee or commission, in connection with this loan and Borrower's acceptance hereof shall constitute Borrower's further unconditional agreement to pay, and to hold the Bank harmless against any and all such claims.

COLLATERAL: First/1st lien position on equipment purchased

FINANCIAL INFORMATION: During the term of the loan, Borrower shall provide SCB, in form and content acceptable to the Bank:

1. Its fiscal year-end internally prepared financial statement as soon as available and in any event within 120 days of Borrower's fiscal year-end.
2. Its tax returns within 30 days of filing and in no event more than 30 days past the date of any extension granted by the IRS.
3. Audited, reviewed or compiled financial statements within 30 days of filing (if available).

It shall, at the Bank's option, constitute an event of default if the financial information referenced above is not submitted timely. Failure to cure this default shall at the Bank's discretion result in a 1% increase in the interest rate on all loans or any other default options available to the Bank.

TRANSFER OF COLLATERAL: In the event title or interest to the property securing each loan is sold or transferred by the borrower without SCB's prior written consent, the entire balance of the loan shall at the Bank's option become due and payable in full.

LOAN DOCUMENTS: These loans shall be evidenced by appropriate promissory note(s), security agreement(s), loan agreement(s) and other documents as deemed appropriate by the bank and its legal counsel. All documents must be approved, prior to closing, by SCB and/or its legal counsel. All the terms, provisions and conditions in all such writings must meet with approval of the Bank in its sole and absolute discretion. SCB shall not be responsible to Borrower or any other person or entity for any punitive, exemplary or consequential damages which may be asserted as a result of an alleged breach of this Commitment Letter or the Loan Documents or arising out of or related to any of the transactions contemplated hereby.

Further, borrower hereby waives right to jury trial in any action, proceeding, or counterclaim (whether based on contract, tort, or otherwise) arising out of or relating to this Commitment Letter of the transaction contemplated hereby, or the actions of Bank in the negotiation, performance or enforcement hereof or thereof.

The Borrower shall execute and deliver to SCB any and all documents the Bank deems necessary in connection with this credit facility. The Loan Documents shall be in a form acceptable to Bank and its counsel, must be properly executed, and where necessary, recorded or filed in the appropriate office of recordation.

CLOSING DOCUMENTS: Borrower shall deliver to SCB the following documents, each of which must be in form and content satisfactory to the Bank and its counsel in their sole discretion:

1. **Hazard Insurance** – On or before the closing date of the loan, or as determined by SCB, the borrower shall obtain hazard insurance on the subject collateral securing this loan. The amount of insurance shall be in an amount equal to or greater than the value of the collateral with SCB listed as first lien holder and loss payee. This or a comparable policy shall be maintained without lapse during the term of this loan.
2. And any other documents as may be requested by Bank at or prior to the Closing Date.

OTHER CONDITIONS: **Deposit Account(s)** – Borrower agrees to establish and maintain its primary operating account(s) with SCB as long as any part of the proposed loan remains outstanding.

Confidentiality - Borrower shall keep the contents of this letter confidential and shall not use it or its contents as a representation of Borrower's credit worthiness. Third parties are cautioned against relying on the contents hereof in extending credit to Borrower. Borrower may provide a copy of this commitment to it franchisor, current lender, architect, engineer and contractors involved in the construction process.

Indemnification by Borrower – Borrower agrees to indemnify and hold harmless SCB from and against any and all claims, damages, liabilities and expenses which may be incurred by or asserted against the Bank in connection with any proceeding arising out of this commitment or Borrower's use of the proceeds of the Credit.

Assignability – None. Any approval of the investment in any commitment by SCB are personal to Smith Midland Corporation and are not assignable or enforceable to any other party unless SCB otherwise agrees in writing.

Basis of Commitment – The undersigned Borrower and Guarantors acknowledge that this Commitment is based materially upon financial information provided to it by Borrower and others, and the undersigned Borrower and Guarantors hereby warrant and represent that such information was true and correct in all material respects when rendered and that no material change has occurred therein through the date of the execution of this Commitment. All material facts relating to the Credit or to the assets, business, profits, prospects, or conditions (financial or otherwise) of the Borrower have been disclosed to SCB by Borrower and Guarantors.

Secondary Borrowing – During the term of this loan, Borrower may not obtain secondary financing secured by a lien on the Real Property or otherwise without the written consent of SCB. The Bank shall have no obligation to grant such consent.

VOIDABILITY OF COMMITMENT:

This Commitment shall be voidable at the option of SCB should any of the following events occur:

1. A material adverse change in Borrower's or Guarantor's business, or financial condition, or disposal of a material portion of its assets other than in the ordinary course of business.
2. A proceeding is commenced by or against Borrower or any Guarantor in any court or under any bankruptcy or insolvency law.
3. A default by Borrower or any Guarantor on any other obligation they may have for money borrowed.
4. Any change in management or ownership of Borrower unacceptable to the Bank.
5. Should any law or regulation affecting Bank entering into the financing transactions contemplated hereby impose upon the Bank any potential obligation, fee, liability, loss, claim, cost, expense, or damage which is not contemplated herein.
6. Any violation or breach by Borrower of the terms of this Commitment.
7. Should the Borrower fail to provide sufficient information to the Bank to permit verification of the identity of the Borrower in accordance with the USA Patriot Act.

FINAL AGREEMENT:

This written Commitment represents the final agreement and replaces any proposals between the Borrower and SCB with respect to the Bank's agreement to provide this loan and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Commitment shall be governed by and constructed in accordance with the laws of the State of Virginia

SURVIVAL OF TERMS: The terms and conditions of this commitment letter shall survive the closing of the loan, provided, however, that if any of the terms and conditions of this commitment letter shall conflict with any of the terms and conditions of the loan documents evidencing or securing the loans, the terms and conditions of the loan documents shall prevail.

ACCEPTANCE AND CLOSING DATE: If this commitment is acceptable, please indicate acceptance by signing and returning this letter. If not accepted by the borrower(s) and guarantors or extended in writing by SCB, unless otherwise agreed to by the parties this commitment to lend expires 30 days from commitment letter date and must be closed in 90 days from commitment letter date.

The terms and conditions of this commitment shall survive closing of this loan and will be incorporated into any additional loan agreement and/or documents that may be prepared.

We are pleased to be able to offer this loan commitment to you and look forward to working with you on this project. If you have any questions, please give me a call at 540-347-7779 or email mmarkham@summitfgi.com. Thank you for choosing Summit Community Bank, we appreciate your business.

Sincerely,

Margie Markham
VP/Commercial Lending
NMLS ID: 745125

Accepted this 28th day of November, 2017.

Borrower: Smith Midland Corporation

By: ______________________
Ashley B. Smith, President